Exhibit 10.14

INCENTIVE STOCK OPTION AGREEMENT

FOR THE

NEURONETICS, INC.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

This Incentive Stock Option Agreement (this “Agreement”) consists of the following: the Grant and Award Agreement (below), an Exercise Notice designated as Exhibit A and an Investment Representation Statement designated as Exhibit B, all of which are integral parts of one document that, together with the Neuronetics, Inc. Amended and Restated 2003 Stock Incentive Plan (the “Plan”), defines the rights and obligations of the parties.

GRANT AND AWARD AGREEMENT

1.    Grant of Option and Exercise Price. Subject to the terms and conditions set forth herein and in the Plan, Neuronetics, Inc. (the “Company”) hereby grants to [            ] (“Optionee”), effective [            ] (the “Grant Date”), a stock option (the “Option”) to purchase up to [            ] shares of Common Stock of the Company at an exercise price of $[            ] per share (the “Exercise Price”). The Option is intended to be an incentive stock option as defined under section 422 of the Code and any regulations promulgated thereunder.

2.    Vesting of Option. The Option shall vest as follows: (a) 25% of the shares of Common Stock subject to the Option on the first anniversary of the commencement of Optionee’s employment with the Company or its Subsidiary and then (b) 1/36th of the shares of Common Stock subject to the Option each month thereafter.

3.    Time of Exercise. Subject to the vesting schedule in Section 2, Optionee may exercise all or some portion of the Option for any whole number of shares from time to time up until the tenth anniversary of the Grant Date; provided, however, that any Optionee who holds Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company or its Affiliates or Subsidiaries at the time the Option is granted may exercise all or some portion of the Option for any whole number of shares from time to time only up until the fifth anniversary of the Grant Date. Upon the tenth anniversary, or the fifth anniversary, as the case may be, of the Grant Date, Optionee’s right to exercise the Option shall terminate absolutely.

4.    Payment for Shares of Common Stock. Within three (3) days of the exercise of an Option and before delivery of the shares of Common Stock, full payment for shares of Common Stock purchased upon the exercise of such Option shall be made in cash, or, subject to the approval of the Committee, by (a) surrendering shares of Common Stock that have an aggregate Fair Market Value equal to the aggregate Exercise Price and that have been held by Optionee for at least six months or (b) delivery of a properly executed exercise notice, together with irrevocable instructions to a Company-designated broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the aggregate Exercise Price.

5.    Manner of Exercise.

(A)    The Option shall be exercised by delivery of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) which shall state Optionee’s election to exercise the Option, the whole number of shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company and contained in the Exercise Notice. The Exercise Notice shall be accompanied within three (3) days by payment of the aggregate Exercise Price in a form permitted under Section 4 hereof. The Option shall be deemed to be exercised upon receipt by the Company of such fully-executed Exercise Notice accompanied by payment of the aggregate Exercise Price within three (3) days of such exercise. The Exercise Notice shall be irrevocable once given.

(B)    In the event the shares issuable upon the exercise of the Option have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time the Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of the Option, deliver to the Company an Investment Representation Statement in the form attached hereto as Exhibit B, or take such other action to comply with the securities laws of the United States or of any state, as the Company shall determine to be necessary.

6.    Issuance of Certificates. As promptly as the Company determines is reasonably practicable after the exercise of the Option, a certificate for the shares of Common Stock issuable on the exercise of the Option shall be delivered to Optionee or to his or her personal representative, heir or legatee.

7.    Transferability.

(A)    The Option may not be transferred or assigned by Optionee except by will or the laws of descent and distribution or be exercised other than by Optionee or, in the case of his or her death, by his or her personal representative, heir or legatee.

(B)    Prior to the Company becoming Publicly Traded, the shares acquired upon the exercise of the Option may not be transferred except in accordance with the terms of this Agreement or by will or the laws of descent and distribution. Each certificate evidencing the shares acquired upon exercise of the Option shall bear the legend set forth in the Investment Representation Statement.

8.    Taxes. If any portion of this Option fails to qualify as an incentive stock option under section 422 of the Code, Optionee shall be responsible to make appropriate provision for all taxes required to be withheld in connection with such Option, the exercise thereof and the transfer of the shares of Common Stock. Such responsibility shall extend to all applicable federal, state, local or foreign withholding taxes. The Company shall have the right to retain the number of shares of Common Stock whose aggregate Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

9.    Termination of Employment . If Optionee’s employment with the Company or its Subsidiary or Affiliate is terminated by reason of death or Disability, then all vested Options may be exercised for twelve (12) months from the date of such termination or until the expiration of the term of the Option, as provided in Section 3 above, whichever period is shorter. If Optionee’s employment with the Company or its Subsidiary or Affiliate is terminated for Cause, as determined by the Committee, then any Options which are unexercised shall terminate on the date of such termination, or notice of such termination, if earlier. If Optionee’s employment with the Company or its Subsidiary or Affiliate is terminated for any reason other than death, Disability or Cause, all vested Options may be exercised for three months from the date of such termination or until the expiration of the term of the Option, whichever period is shorter. Any unvested Options shall be forfeited as of the date Optionee’s employment with the Company or its Subsidiary or Affiliate is terminated for any reason. Additionally, any vested Option that is not exercised within the applicable period of time, as provided in this Section 9, after Optionee’s termination of employment shall be irrevocably forfeited.

10.    Repurchase by Company. If Optionee’s employment with the Company or its Subsidiary or Affiliate is terminated prior to the Company’s becoming Publicly Traded, the Company may repurchase any or all shares of Common Stock which have been issued to Optionee pursuant to this Agreement (i) at the Fair Market Value of such shares on the date of such termination if such termination is not for Cause, or (ii) if such termination is for Cause, at the lesser of: (A) the Fair Market Value of such shares on the date of such termination or (B) the price Optionee paid for the shares (subject to any adjustment as provided in Section 10 of the Plan). If the Company chooses to exercise its right to repurchase under this Section 10, it shall send Optionee written notice of its intent to do so no more than 30 days after such termination. If after Optionee’s employment with the Company or its Subsidiary or Affiliate terminates, Optionee and/or his or her beneficiary acquires additional shares of Common Stock pursuant to an exercise under this Agreement prior to the Company’s becoming Publicly Traded, the Company may repurchase any or all shares of Common Stock so acquired at the Fair Market Value of such shares on the date of exercise, by providing written notice of its intent to do so within 30 days of such exercise.

11.    Right of First Refusal.

(A)    Exercise of Right. If Optionee desires to transfer all or any part of the shares acquired pursuant to this Agreement to any person other than the Company (an “Offeror”), Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth Optionee’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the “Company Option Shares”) specified in the Option Notice, such option to be exercisable by giving, within 30 days after receipt of the Option Notice, a written counter-notice to Optionee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and Optionee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

(B)    Sale of Option Shares to Offeror. Optionee may, for 60 days after the expiration of the 30-day option period as set forth in Section 11(A), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that Optionee shall not sell such Company Option Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to Optionee, within 30 days of its receipt of the Option Notice, stating that Optionee shall not sell his or her Company Option Shares to such Offeror; and provided, further, that prior to the sale of such Company Option Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 11. If any or all of such Company Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Company Option Shares shall remain subject to the terms of this Section 11.

(C)    Failure to Deliver Option Shares. If Optionee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 11, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to Optionee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of Optionee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and Optionee shall thereafter look only to the Company for payment.

(D)    Expiration of Company’s Right of First Refusal. The first refusal rights of the Company set forth above shall remain in effect until such time, if ever, as the Company becomes Publicly Traded, at which time the refusal rights of the Company set forth herein will automatically expire.

12.    Lock-up Agreement. Optionee agrees that in connection with the Company’s first underwritten public offering of Common Stock, upon the request of the Company or the principal underwriter managing such public offering, the shares acquired pursuant to this Agreement may not be sold, offered for sale or otherwise disposed of, including any sale pursuant to Rule 144, without the prior written consent of the Company or such underwriter, as the case may be, for a period of up to 180 days after the effectiveness of the registration statement filed in connection with such offering.

13.    Rights Prior to Exercise. Neither Optionee nor Optionee’s personal representative, heir or legatee shall have any of the rights of a stockholder with respect to any Common Stock until the date of the issuance to him or her of a certificate for such Common Stock as provided herein.

14.    Disqualifying Disposition. If Optionee disposes of any shares of Common Stock acquired upon the exercise of this Option within two years from the Grant Date or one year after such shares were acquired pursuant to the exercise of this Option, Optionee shall notify the Company in writing of such disposition. Any notice required under this Section 14 shall be given within thirty days of such disposition.

15.    Amendments. The Committee may from time to time amend the terms of this Agreement to the extent it deems appropriate to carry out the terms and provisions of the Plan; provided that any amendment adverse to Optionee shall be effective only if consented to by Optionee in writing.

16.    Interpretation of Agreement and Plan. The Committee shall have sole power to interpret and construe any provisions of this Agreement or the Plan. Any such interpretation or construction made by the Committee shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of an incentive stock option under section 422 of the Code. In the event of any differences between the provisions of this Agreement and the terms of the Plan, the terms of the Plan will control.

17.    Option Not to Affect Employment. The Option granted hereunder shall not confer upon Optionee any right to continue in the employment of the Company or its Subsidiary or Affiliate.

18.    Miscellaneous. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. All capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan unless the context clearly requires an alternative meaning. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

19.    Securities Laws. The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all rights granted under the Plan satisfy the requirements of applicable securities laws. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option or trade the shares issued upon exercise.

20.    Adjustments for Changes in Capital Structure. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, or the like, the restrictions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by Optionee in exchange for, or by virtue of his or her ownership of, shares acquired pursuant to this Agreement, except as otherwise determined by the Board.

21.    Notices. All notices or other communications given hereunder shall be in writing, shall be sent by registered or certified mail, return receipt requested, postage prepaid, or by hand delivery or by expedited delivery service, delivery charges prepaid and with acknowledged receipt of delivery. A notice or other communication shall be deemed given on the date of acceptance or refusal of acceptance shown on such receipt, and shall be addressed, as the case may be to Optionee and to the Company at the following applicable address:

(A)    If to Optionee, to the address specified by Optionee below.

(B)    If to the Company, to:

Neuronetics, Inc.

31 General Warren Blvd

Malvern, PA 19355

Attention: Chief Executive Officer

Any party may, by notice given in compliance with this Section, change its address for all subsequent notices.

22.    Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement supersedes all prior discussions, negotiations, understandings, commitments and agreements with respect to such matters.

23.    Governing Law. To the extent not preempted by federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to rules relating to conflict of laws.

NEURONETICS, INC.

Dated:	By:

Name:
Title:

Dated:

Exhibit A

EXERCISE NOTICE

FOR

NEURONETICS, INC. AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

Neuronetics, Inc.

31 General Warren Blvd

Malvern, PA 19355

Attention: Chief Executive Officer

1.    Exercise of Option. Effective as of today,             , 20         (the “Exercise Date”) the undersigned (“Optionee”) hereby elects to exercise Optionee’s option (the “Option”) to purchase                      shares of the Common Stock (the “Shares”) of Neuronetics, Inc. (the “Company”), under and pursuant to the Neuronetics, Inc. Amended and Restated 2003 Stock Incentive Plan (the “Plan”) and the Incentive Stock Option Agreement dated             , 20         (the “Option Agreement”).

2.    Delivery of Payment. Optionee shall deliver to the Company the full exercise price of the Shares, as set forth in the Option Agreement within three (3) days of the Exercise Date.

3.    Representations of Optionee. Optionee acknowledges that Optionee has received, read and understands the Plan and the Option Agreement and agrees to abide by and be bound by the terms and conditions contained therein.

4.    Rights as Stockholder. Until the issuance of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance.

5.    Company’s Right of First Refusal. Before any Shares held by Optionee or any transferee may be sold or otherwise transferred, the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in the Option Agreement.

6.    Terms of the Plan and the Option Agreement Govern. Optionee specifically acknowledges that the Option and any Shares acquired upon exercise of the Option are subject to all of the terms and conditions of the Plan and the Option Agreement.

7.    Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with all tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company or the Committee for any tax advice.

8.    Restrictive Legends and Stop-Transfer Orders.

(A)    Legends. Optionee understands and agrees that the Company shall cause the legend set forth below or a legend substantially equivalent thereto to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE ACT. ADDITIONALLY, THESE SECURITIES ARE SUBJECT TO A REPURCHASE RIGHT AND RIGHT OF FIRST REFUSAL IN FAVOR OF NEURONETICS, INC. SPECIFIED IN THE INCENTIVE STOCK OPTION AGREEMENT (THE “OPTION AGREEMENT”) ISSUED PURSUANT TO THE NEURONETICS, INC. AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN (THE “PLAN”) BETWEEN NEURONETICS, INC. AND THE OTHER PARTY THERETO (AS EACH OF THE SAME MAY BE AMENDED AND/OR RESTATED FROM TIME TO TIME).

ANY ATTEMPT TO TRANSFER THESE SHARES, OTHER THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION, WITHOUT COMPLYING WITH THE TERMS OF THE PLAN OR THE OPTION AGREEMENT, OR ANY SUCCESSOR THERETO, SHALL BE NULL AND VOID.”

(B)    Stop-Transfer Orders. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(C)    Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred or as to which the Company has not received notice.

9.    Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. Unless otherwise defined herein, the terms contained in the Exercise Notice shall have the same meaning as defined in the Plan and/or the Option Agreement. This Exercise

Notice, the Plan and the Option Agreement (and the Exhibits thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to Optionee’s interest except by means of a writing signed by the Company and Optionee. In the event of a conflict between the terms and conditions of this Exercise Notice and the Plan, the terms and conditions of the Plan shall prevail.

Submitted by:	Accepted by:

NEURONETICS, INC.

By:

Exhibit B

INVESTMENT REPRESENTATION STATEMENT

FOR

NEURONETICS, INC.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

Optionee:

Shares:                                      shares of Common Stock of Neuronetics, Inc. (the “Shares”)

Amount Paid:

Date:

In connection with the purchase of the above-listed Shares, the undersigned Optionee represents to the Company the following:

1.    Optionee is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Optionee is acquiring these Shares for investment for Optionee’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2.    Optionee acknowledges and understands that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee’s investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee’s representation was predicated solely upon a present intention to hold these Shares for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Shares or for a period of one year or any other fixed period in the future. Optionee further understands that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Shares. Optionee understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and with any other legend required under applicable state securities laws.

B-1

3.    Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Shares exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (a) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (b) the availability of certain public information about the Company; (c) the amount of Shares being sold during any three month period not exceeding the limitations specified in Rule 144(e); and (d) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Shares may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur after a specified holding period.

4.    Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

Date:	Signature of Optionee:

B-2

Exhibit C

Neuronetics, Inc.

AMENDED AND RESTATED 2003 STOCK INCENTIVE PLAN

C-1